EXHIBIT 12.2

                PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 1998
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                     $86,360

Adjustments:
  Income taxes                                                           463
  Provision for deferred income taxes                                 22,531
  Deferred investment tax credits                                     (1,786)
  Other income and deductions                                            200
  Allowance for borrowed and equity funds
    used during construction                                           2,028

       Earnings                                                     $109,796
                                                                   =========


Fixed Charges:
  Interest on long-term debt                                         $30,474
  Interest on short-term debt and other                                3,898
  Distributions on Trust Preferred Securities                          5,999
                                                                   ---------

       Fixed Charges                                                 $40,371
                                                                   =========


Ratio of Earnings to Fixed Charges                                      2.72
                                                                   =========